US Bank NA

                                                               Annual Statement of Compliance
Citigroup Commercial Mortgage Securities Inc.,
Commercial Mortgage Pass-Through Certificates, Series 2014-GC19
VIA: EMAIL
Citigroup Commercial Mortgage Securities Inc.
390 Greenwich Street, 5
th
Floor
New York, New York 10013
Attention: Paul Vanderslice
Email:
paul.t.vanderslice@citi.com
GS Mortgage Securities Corporation II, as Depositor for
GS Mortgage Securities Corporation II,
Commercial Mortgage Pass-Through Certificates, Series 2014-GC18
& GS Mortgage Securities Corporation II,
Commercial Mortgage Pass-Through Certificates, Series 2014-GC20
200 West Street
New York, New York 10282
Attention: Leah Nivison
Email:
leah.nivison@gs.com
Wells Fargo Bank, National Association, as Certificate Administrator for
GS Mortgage Securities Corporation II,
Commercial Mortgage Pass-Through Certificates, Series 2014-GC18
& GS Mortgage Securities Corporation II,
Commercial Mortgage Pass-Through Certificates, Series 2014-GC20
9062 Old Annapolis Road
Columbia, Maryland 21045
Email:
trustadministrationgroup@wellsfargo.com
Email:
cts.sec.notifications@wellsfargo.com
Attention: SEC Notifications
Re:
Pooling and Servicing Agreement dated as of March 1, 2014 (the "Agreement") between
Citigroup Commercial Mortgage Securities Inc., as Depositor, Wells Fargo Bank, National
Association, as the Master Servicer, Midland Loan Services, a Division of PNC Bank, National
Association, as the Special Servicer, Situs Holdings, LLC, as the Operating Advisor, and U.S.
Bank National Association, as the Certificate Administrator and Trustee.

I, Kimberly O. Jacobs, a Senior Vice President of U.S. Bank National Association, as Certificate
Administrator, as a certifying servicer hereby certify that:
(1) A review of the activities of the Certificate Administrator during the preceding calendar year
(the "Reporting Period") and of the performance of the Certificate Administrator under the Agreement has been made under my supervision; and
(2) To the best of my knowledge, based on such review, the Certificate Administrator has fulfilled all its obligations under the Agreement in all material respects throughout such Reporting Period.
Capitalized terms used but not defined herein have the meanings set forth in the Agreement.
Date: March 24, 2015
U.S. Bank National Association, as Certificate Administrator
By: /S/ Kimberly O. Jacobs
Kimberly O. Jacobs
Senior Vice President